UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2015

Hines Global REIT, Inc.
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(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Hines Global REIT, Inc. (“Hines Global”) and its subsidiary, Hines Global REIT Properties LP (the “Operating Partnership” and, together with Hines Global, the “Company”) and Hines Global REIT Advisors, LP (the “Advisor”), an affiliate of Hines Interests Limited Partnership, are parties to an Advisory Agreement dated as of August 3, 2009 (the “Advisory Agreement”), pursuant to which the Advisor manages, operates, directs and supervises the Company’s day-to-day operations. The Advisor is entitled to receive certain compensation and be reimbursed for certain expenses in connection with the services the Advisor provides pursuant to the Advisory Agreement. On May 11, 2015, Hines Global, the Operating Partnership and the Advisor entered into the seventh amendment to the Advisory Agreement (the “Seventh Amendment”). The Seventh Amendment modifies the terms of the Advisory Agreement such that effective as of April 1, 2015, in order to reduce the acquisition fee payable to the Advisor, the acquisition fee payable pursuant to Section 9.01 of the Advisory Agreement is equal to 0.50% (previously 2.25%) of (i) the gross purchase price of real estate investments acquired, including any debt attributable to such investments or the principal amounts committed under loans originated directly by the Company, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

May 15, 2015	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer